Exhibit 5.4

[LETTERHEAD OF PARKER POE ADAMS & BERNSTEIN LLP]

September 25, 2017

Myers Industries, Inc.

1293 S. Main Street

Akron, Ohio 44301

Re:	Form S-3 Registration Statement of Myers Industries, Inc. (the “Company”)

Ladies and Gentlemen:

We have acted as special counsel to Patch Rubber Company, a North Carolina corporation and wholly owned subsidiary of the Company (“North Carolina Guarantor”), in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), and the proposed offer, issuance and sale from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, of up to $250,000,000 aggregate offering price of various securities of the Company, including guarantees of certain debt securities issued by the North Carolina Guarantor from time to time in conformity with the terms of the Indenture (defined below) to secure the Company’s obligations under such debt securities (each a “Guarantee” and collectively, the “Guarantees”).

In rendering the opinions set forth herein, we have reviewed:

(1) the Articles of Incorporation of Patch Rubber, as in effect on the date hereof (the “Patch Rubber Articles”);

(2) the Bylaws of Patch Rubber, as in effect on the date hereof (the “Patch Rubber Bylaws”);

(3) the Certificate of Existence of North Carolina Guarantor issued by the North Carolina Secretary of State on September 25, 2017 (the “Certificate of Existence”);

(4) the Written Consent of the sole director of North Carolina Guarantor, effective September 25, 2017;

(5) the form of Indenture filed as an exhibit to the Registration Statement (as amended or supplemented, the “Indenture”) to be entered into by and among the Company and the trustee (the “Trustee”); and

(6) the Registration Statement.

Myers Industries, Inc.

September 25, 2017

We have reviewed such documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the North Carolina Guarantor, without investigation or analysis of any underlying data contained therein.

In addition, we have relied, without investigation, on the following assumptions: (1) in rendering our opinion that the North Carolina Guarantor “is a corporation” and “is in existence,” we have relied solely upon the Certificate of Existence; (2) we have assumed the authenticity of all documents submitted to us as originals, and the conformity to the originals of all documents submitted to us as copies; and (3) we have assumed the genuineness of the signatures of persons signing all documents in connection with which the opinion is rendered, the authority of such person signing on behalf of the parties thereto other than North Carolina Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than North Carolina Guarantor.

The opinions set forth herein are limited to matters governed by the laws of the State of North Carolina, and no opinion is expressed herein as to the laws of any other jurisdiction. We express no opinion concerning any matter respecting or affected by any laws other than laws that a lawyer in North Carolina exercising customary professional diligence would reasonably recognize as being directly applicable to the North Carolina Guarantor or the Guarantees or both.

Subject to the foregoing assumptions and further qualifications and limitations as stated herein, we are of the opinion that:

(1) North Carolina Guarantor is a corporation in existence under the laws of the State of North Carolina.

(2) North Carolina Guarantor has the corporate power to execute, deliver and perform its obligations under the Guarantees.

(3) North Carolina Guarantor has authorized the execution and delivery of the Guarantees by all necessary corporate action.

We hereby consent to the filing of this letter as an exhibit to, and being named under the heading “Legal Matters” in, the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Except as expressly permitted herein, this letter may not be otherwise reproduced, quoted in whole or in part, filed publicly or circulated to, relied upon by, nor used in connection with any other transaction or purpose. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Very truly yours,

                                       /s/ Parker Poe Adams & Bernstein LLP